Exhibit 99.1

ADT Announces Partnership With State Farm, Plans Innovative Offering That Combines Security, Risk Mitigation and Smart Home Capabilities to Revolutionize the Customer Experience

New integrated offering aims to deliver substantial customer value with smart home technology to detect and mitigate losses related to water, fire, intrusion and other homeownership-related risks

State Farm to invest $1.2 billion in ADT at $9.00 per share, acquiring approximately 15% of the company

Additionally, State Farm will invest up to $300 million in an opportunity fund to support product innovation, technology and marketing that seeks to differentiate and improve the customer experience for homeowners

Google commits an incremental $150 million into a success fund in support of this opportunity to expand access for more customers to smart home innovation and technologies via new sales programs and other related activities

BOCA RATON, Fla. (Sept. 6, 2022) — ADT Inc. (NYSE: ADT), the most trusted brand in smart home and small business security, and State Farm, the 100-year good neighbor and largest insurer of homes in the U.S. with 13.7 million homeowners policies in force, today announced that State Farm will make a $1.2 billion equity investment in ADT, resulting in State Farm owning approximately 15% of ADT after the equity investment and the tender offer (described below) close. Additionally, ADT plans to partner with State Farm, and build upon its existing relationship with Google, with the aim to expand opportunities to combine next-generation security, innovative smart home technology and reimagined risk-mitigation capabilities to monitor, detect, prevent and optimize against homeownership risks.

State Farm will commit up to $300 million to fund product and technology innovation, customer growth and marketing. In addition, Google has separately agreed to commit an incremental $150 million, subject to the achievement of certain milestones, to advance opportunities created by this type of innovation, raising its total success fund commitment to $300 million.

“ADT’s partnership with State Farm creates the capability to drive innovation in homeowners insurance on a broad scale. By delivering a truly connected home, together we can improve the customer experience and provide more peace of mind,”

said Jim DeVries, ADT President and CEO. “These new and expanded partnerships represent another bold step forward for our company and provide ADT more avenues to grow our customer base, strengthen brand loyalty and lower customer acquisition costs.”

At its Investor Day earlier this year, ADT showcased a customer-focused, safety and innovation strategy. The company, along with State Farm, aims to create a comprehensive solution across home and mobile safety to help customers recover from unexpected risks with proactive safety and security. ADT envisions customer benefits that may include:

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An integrated security, protection and smart home solution that monitors, detects, prevents and optimizes against homeownership risks and empowers customers to protect and connect what matters most, delivering increased peace of mind;

•	Lower homeowners insurance premiums through safe homeowner discounts for homes equipped with ADT smart home security systems and powered by Google devices; and

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Reduced claim frequency and severity with proactive protection through ADT’s patented SMART monitoring technology that helps protect against damage from water, fire, intrusion and other common homeownership risks.

“As the industry leader, we’ve always recognized our responsibility to go beyond insurance and find ways to build stronger and safer communities for our customers and the neighborhoods we serve,” said Paul Smith, Chief Operating Officer at State Farm. “This partnership gives State Farm the opportunity to provide smart home technology that takes us from our ‘repair and replace’ model to a ‘predict and prevent’ mindset. These innovations will help us take the next step into the future of home insurance and add more value for our customers.”

“A smart home should take care of the people in it while also helping to make sure they are protected and safe,” said Rishi Chandra, Vice President and General Manager of Google Nest. “Our work with ADT is building the next generation of smart home security solutions.”

Transaction Details

State Farm has agreed to make a $1.2 billion investment in ADT to acquire 133.3 million shares of ADT’s common stock at $9 per share. With their investment, State Farm will obtain a seat on ADT’s Board of Directors and intends to designate Paul Smith, Executive Vice President and Chief Operating Officer of State Farm. State Farm’s equity investment, which is subject to customary closing conditions, is expected to close early in the fourth quarter of 2022.

In connection with State Farm’s equity investment, ADT will be commencing a self-tender offer for up to 133.3 million shares of its outstanding common stock and Class B common stock at $9 per share, to be funded by the proceeds from the State Farm equity investment. The tender offer is expected to eliminate any dilution from State

Farm’s equity investment. Funds managed by affiliates of Apollo Global Management, Inc., ADT’s majority shareholder, have committed to backstop the entire offering to ensure that it is fully subscribed. Google, the only holder of ADT’s Class B common stock, will not tender any of its shares. After the equity investment and tender offer close, State Farm will own approximately 15% of ADT, and Google will continue to own a 6% stake (on an as-converted basis) in ADT.

Citi and Evercore were the financial advisors to ADT, and Cravath, Swaine & Moore LLP acted as legal advisor. Morgan Stanley & Co. LLC was the financial advisor to State Farm, and Sidley Austin LLP acted as legal advisor.

Conference Call

ADT management will discuss the partnership and other related matters during a conference call and webcast beginning at 10:00 a.m. ET today. Participants may listen to a live webcast through the investor relations website at investor.adt.com. A replay of the webcast will be available on the website within 24 hours of the live event.

Alternatively, participants may listen to the live call by dialing 1-888-660-6144 (domestic) or 1-929-203-0865 (international) and providing the passcode 5974526. An audio replay will be available for two weeks following the call and can be accessed by dialing 1-800-770-2030 (domestic) or 1-647-362-9199 (international) and providing the passcode 5974526.

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About ADT Inc.

ADT provides safe, smart and sustainable solutions for people, homes and businesses. Through innovative products, partnerships and the largest network of smart home, security and rooftop solar professionals in the United States, we empower people to protect and connect what matters most. For more information, visit www.adt.com.

Media and Investor Contacts

Investor Relations:

Elizabeth Landers

elizabethlanders@adt.com

Tel: 888-238-8525

Media Relations:

For ADT: Paul Wiseman

paulwiseman@adt.com

561-356-6388

For State Farm: Tessa Schwarz

Tessa.Schwarz@zenogroup.com

Forward-Looking Statements

ADT Inc. (“ADT”) has made statements in this communication and other reports, filings, and other public written and verbal announcements that are forward-looking and therefore subject to risks and uncertainties. All statements, other than statements of historical fact, included in this document are, or could be, “forward-looking statements.” These forward-looking statements relate to the strategic investment by and long-term partnership with State Farm; anticipated financial performance; management’s plans and objectives for future operations; the successful development, commercialization, and timing of new or joint products; expected timing of product commercialization with State Farm or any changes thereto; the current or future market size for existing, new or joint products; any stated or implied outcomes with respect to the foregoing; and other matters. Forward-looking statements can be identified by various words such as “expects,” “intends,” “will,” “anticipates,” “believes,” “confident,” “continue,” “propose,” “aims,” “envisions,” “could,” “may,” “should,” “estimates,” “forecasts,” “might,” “objectives,” “planned,” “projects,” and similar expressions. These forward-looking statements are based on management’s current beliefs and assumptions and on information currently available to management. ADT cautions that these statements are subject to risks and uncertainties, many of which are outside of ADT’s control, and could cause future events or results to be materially different from those stated or implied in this document, including among others, factors relating to the achievement of the potential benefits of the strategic investment by and long-term partnership with State Farm, including as a result of restrictions on, or required prior regulatory approval of, various actions by regulated insurers, risks and uncertainties related to ADT’s ability to successfully generate profitable revenue from new and existing partnerships, ADT’s ability to successfully commercialize any joint products with State Farm, the Company’s ability to successfully utilize the incremental funding received from Google, ADT’s ability to continuously and successfully commercialize innovative offerings and risk factors that are described in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings with the Securities and Exchange Commission (“SEC”), including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein. Any forward-looking statement made in this communication speaks only as of the date on which it is made. ADT undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Important Information

The tender offer described in this communication has not yet commenced, and this communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell securities. At the time the tender offer is commenced, ADT will file a tender offer statement on Schedule TO with the SEC. The solicitation and offer to buy ADT’s common stock and Class B common stock will only be made pursuant to the offer to purchase, letter of transmittal and the related tender offer documents (the “Offer Documents”) that ADT will send to its stockholders shortly after commencement of the tender offer. ADT stockholders are strongly advised to read the Offer Documents (including any information incorporated by reference therein) that will be filed with the SEC, when they become available, because they will contain important information, including the various terms and conditions of the tender offer. The Offer Documents and any information incorporated by reference therein will be available at no charge on the SEC’s website at www.sec.gov. In addition, the Offer Documents (once they become available) may be obtained free of charge from ADT’s website at investor.adt.com.